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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



                                                                                                       STATE OF
                                                                                   PERCENTAGE         INCORPORATION
                                                                                       OF                 OR
        PARENT                             SUBSIDIARY                              OWNERSHIP          ORGANIZATION
        ------                             ----------                              ---------          ------------
 ITLA Capital Corporation          Imperial Thrift and Loan Association              100%              California
 ITLA Capital Corporation          ITLA Funding Corporation                          100%               Delaware



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